September 10, 2007

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington DC 20549

Re: Pax Biofuels Inc. SB-2 Registration Statement

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated September 10, 2007, of the following:

•	Our report to the Stockholders and Board of Directors of Pax Biofuels Inc. dated June 25, 2007 on the financial statements of the Company as of April 30, 2007.

In addition, we also consent to the reference to our firm included under the heading “Experts” in this Registration Statement.

Yours truly,

“DMCL”

Dale Matheson Carr-Hilton LaBonte LLP
“DMCL” Chartered Accountants
Vancouver, Canada